EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

International Vineyard, Inc.
35502 Camino Capistrano
Dana Point, California 92624

We consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2008, relating to the financial statements of  and to the reference of our firm under the headings "Experts."

/s/ Jonathon P. Reuben C.P.A
Jonathon P. Reuben, C.P.A. An Accountancy Corporation Torrance, CA 90505 December 10, 2008